UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2015

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices, including Zip Code)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 5, 2015, Tessera Technologies, Inc. (the “Company”) announced its financial results for the first quarter 2015. A copy of the Company’s press release announcing these financial results and other information regarding its financial condition is attached hereto as Exhibit 99.1 to this Form 8-K.

The information in Item 2.02 of this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 29, 2015, the Board of Directors (the “Board”) of the Company approved an amendment to the Company’s Amended and Restated Bylaws to decrease the size of the Board from ten (10) persons to seven (7) persons, effective immediately prior to the election of directors at the Company’s 2015 Annual Meeting of Stockholders on April 30, 2015.

The preceding discussion of the Company’s amendment to its Amended and Restated Bylaws is qualified by the text of the amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on April 30, 2015 in San Jose, California. The results of the matters voted on by the stockholders are set forth immediately below.

Proposal 1

To elect seven (7) members of the Board to hold office until the next annual meeting or until their successors are duly elected and qualified:

Director Nominee	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Tudor Brown	41,828,177	326,008	80,878	3,626,836

John Chenault	41,827,267	327,701	80,095	3,626,836

Richard S. Hill	41,739,096	415,623	80,344	3,626,836

Thomas Lacey	41,829,010	326,158	79,895	3,626,836

George A. Riedel	41,652,755	502,347	79,961	3,626,836

Christopher A. Seams	41,828,895	326,273	79,895	3,626,836

Donald E. Stout	41,635,147	520,021	79,895	3,626,836

Proposal 2

To hold an advisory vote on executive compensation:

Votes For	Votes Against	Votes Abstaining	Broker Non- Votes
33,182,953	8,661,546	390,564	3,626,836

Proposal 3

To ratify the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for its fiscal year ending December 31, 2015:

Votes For	Votes Against	Votes Abstaining	Broker Non- Votes
44,508,966	1,133,823	219,110	—

Proposal 4

To approve the Company’s Sixth Amended and Restated 2003 Equity Incentive Plan:

Votes For	Votes Against	Votes Abstaining	Broker Non- Votes
39,504,287	2,426,381	304,395	3,626,836

Item 8.01. Other Events.

Board Committee Composition

Effective as of April 30, 2015, the Board appointed George Riedel to the Audit Committee of the Board (the “Audit Committee”). The Audit Committee is now comprised of John Chenault, who remains Chair of the Audit Committee, Christopher A. Seams and Mr. Riedel. The Board has determined that each of the members of the Audit Committee are independent under the rules of the Nasdaq Stock Market and Rule 10A-3 of Schedule 14A under the Securities Exchange Act of 1934, as amended, and meet the other criteria for Audit Committee membership set forth in rules of the Nasdaq Stock Market.

The Board also appointed Tudor Brown to the Compensation Committee of the Board (the “Compensation Committee”) and appointed Mr. Seams as Chair of the Compensation Committee. The Compensation Committee is now comprised of Mr. Seams, Mr. Brown and Mr. Riedel.

The Board also appointed Richard S. Hill to the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”) and appointed Mr. Brown as Chair of the Nominating and Governance Committee. The Nominating and Governance Committee is now comprised of Mr. Brown, Mr. Hill and Donald E. Stout. The Board has determined that each of the members of the Compensation Committee and Nominating and Governance Committee are independent under the rules of the Nasdaq Stock Market.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Bylaws, effective as of April 30, 2015

99.1	Press Release dated May 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2015	TESSERA TECHNOLOGIES, INC.

	By:	/s/ Robert Andersen
	Name:	Robert Andersen

	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Bylaws, effective as of April 30, 2015

99.1	Press Release dated May 5, 2015